Exhibit 99.3

Nabriva Therapeutics Provides Update on the Planned Resubmission of the New Drug Application for Intravenous CONTEPO™ (fosfomycin) for Injection

- NDA resubmission anticipated early in the fourth quarter 2019 –

DUBLIN, Ireland, August 16, 2019 — Nabriva Therapeutics plc (NASDAQ: NBRV), a clinical-stage biopharmaceutical company engaged in the development of innovative anti-infective agents to treat serious infections, announced today that following its receipt of final Type A Meeting minutes from the U.S. Food and Drug Administration (FDA) it anticipates resubmitting its New Drug Application (NDA) seeking marketing approval of CONTEPO™ (fosfomycin) for injection for the treatment of complicated urinary tract infections (cUTI), including acute pyelonephritis early in the fourth quarter of 2019.

The Type A meeting was conducted to obtain clarity on the Complete Response Letter (CRL) issued by the FDA in April 2019 in response to the NDA and related to facility inspections and manufacturing deficiencies at one of Nabriva’s contract manufacturers. Nabriva Therapeutics, along with one of its contract manufacturers, are collaborating to address the issues raised in the CRL based on the feedback from the FDA at the Type A meeting and the meeting minutes. We believe that sufficient corrective actions will be implemented to allow for a resubmission of the NDA.

The FDA has not requested any new clinical or non-clinical data, and they did not raise any concerns with regard to the safety or efficacy of CONTEPO at the Type A meeting or in the FDA meeting minutes. Additionally, according to the FDA meeting minutes, the resubmission will be designated as “Class 2,” requiring the FDA to review the resubmission within 6 months of the receipt date.  CONTEPO’s exclusivity is based on the combination of Hatch-Waxman and Qualified Infectious Disease Product (QIDP) designation which begins upon approval by the FDA and continues for eight years in total.

“I am pleased that we had the opportunity to clarify the information needed to address the observations in the CRL. With the official minutes from the FDA in hand, we have identified a path forward for resubmission of the CONTEPO NDA in the near future. We look forward to the opportunity to bring this important treatment to patients as quickly as possible and providing clinicians an urgently needed early and appropriate therapeutic option to manage patients at risk of resistant infections with limited available treatment options for cUTIs” said Ted Schroeder, Chief Executive Officer of Nabriva Therapeutics.

About CONTEPO

CONTEPO (fosfomycin) for injection, (previously referred to as ZTI-01 and ZOLYD) is a novel, potentially first-in-class in the United States, intravenous investigational antibiotic with a broad spectrum of Gram-negative and Gram-positive activity, including activity against most contemporary multi-drug resistant (MDR) strains such as ESBL-producing Enterobacteriaceae. IV fosfomycin has been approved for a number of indications and utilized for over 45 years outside the U.S. to treat a variety of infections, including cUTIs and other serious bacterial infections. CONTEPO utilizes a new dosing approach, originally developed by Zavante (which Nabriva

Therapeutics acquired), to optimize its pharmacokinetics and pharmacodynamics. Nabriva Therapeutics believes these attributes, along with the positive clinical experience worldwide, support CONTEPO as an early appropriate treatment for cUTIs, including acute pyelonephritis, suspected to be caused by MDR pathogens. An estimated 40 percent of cUTIs are suspected to be caused by MDR bacteria and limited treatment options are available in the U.S. for these patients.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics has two product candidates that are in late stage development: lefamulin, potentially the first systemic pleuromutilin antibiotic for CABP and CONTEPO (fosfomycin) for injection, a potential first-in-class epoxide antibiotic in the United States for complicated urinary tract infections (cUTIs) including acute pyelonephritis (AP). For more information, please visit https://www.nabriva.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about Nabriva Therapeutics’ plans for further interactions with the FDA; plans for and timing of working with its third-party contract manufacturer to correct deficiencies at the manufacturer; the development of Nabriva Therapeutics’ product candidates, such as the future development or commercialization of lefamulin and CONTEPO, the clinical utility of lefamulin for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings, efforts to bring lefamulin and CONTEPO to market, the market opportunity for and the potential market acceptance of lefamulin for CABP and CONTEPO for cUTI, the potential benefits under its license agreement with Sinovant Sciences, the development of lefamulin and CONTEPO for additional indications, the development of additional formulations of lefamulin and CONTEPO, plans to pursue research and development of other product candidates, its ability to achieve any of the specified regulatory or performance milestones under its loan agreement with Hercules Capital, the sufficiency of Nabriva Therapeutics’ existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  Nabriva Therapeutics’ ability to resolve the matters set forth in the Complete Response Letter it received from the FDA in connection with its NDA for CONTEPO (fosfomycin) for injection; Nabriva Therapeutics’ reliance on third-party manufacturers to manufacture the clinical and commercial supply of its product candidates and the ability of such third parties to comply with applicable regulatory requirements; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, Nabriva Therapeutics’ ability to realize the anticipated benefits, synergies and growth prospects of its acquisition of Zavante Therapeutics, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, whether results of ZEUS will be indicative of results for any ongoing or future clinical trials and studies of CONTEPO, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including lefamulin for use as a first-line empiric monotherapy for the treatment of CABP and CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Gary Sender

Nabriva Therapeutics plc

IR@Nabriva.com

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com

312-961-2502